UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 16, 2008

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

Effective October 16, 2008, our Board of Directors appointed Mr. Harold L. Rieker Jr. as our Vice President and Principal Accounting Officer.  Mr. Rieker, age 48, is a certified public accountant and has served as our Vice President of Financial Reporting since March 2006.  From September 1999 until August 2000, Mr. Rieker first served as our Internal Auditor and then as our Manager of Financial Reporting from August 2000 to March 2006.  Prior to joining LSB Industries, Inc. (the “Company”), Mr. Rieker served as Audit Supervisor with the accounting firm of Grant Thornton LLP.

Effective October 16, 2008, our Board of Directors appointed Mr. Michael G. Adams as our Vice President and Corporate Controller.  Mr. Adams, age 58, is a certified public accountant and since joining our Company in 1976, has served in various capacities, including Assistant Vice President of Internal Audit, Vice President of Internal Audit, and most recently, as our Vice President of Financial Services.  Prior to joining our Company, Mr. Adams served as Senior Auditor with the accounting firm of Arthur Young & Company, a predecessor to Ernst & Young, LLP.

Neither Mr. Rieker nor Mr. Adams has relationships or related transactions with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

With the appointment of a new Principal Accounting Officer, Mr. Tony M. Shelby will no longer serve as our interim Principal Accounting Officer.  However, Mr. Shelby will continue to serve as a director of our Company and our Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2008
                            LSB INDUSTRIES, INC.

                            By: /s/ Jack E. Golsen
                    Jack E. Golsen,
                    Chief Executive Officer